                                                                    EXHIBIT 10.4

                           FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE is dated for reference purposes only as February 5, 1996, and is part of that Lease dated January 29, 1993 together with the Summary of Basic Lease Terms, the First Addendum To Lease, and the Acceptance Agreement dated January 28, 1994 thereto (collectively, the "Lease") by and between ORCHARD INVESTMENT COMPANY NUMBER 510 a California general partnership ("Landlord"), and PERICOM SEMICONDUCTOR CORPORATION a California corporation ("Tenant"), and is made with reference to the following facts:

     A. The Premises currently leased by Tenant pursuant to the Lease consists of 19,786 rentable square feet commonly known as 2380 Bering Drive, City of San Jose, California.

     B.  The Lease Term for said Premises currently expires on January 31, 1999.

     C. Tenant and Landlord have agreed to expand the square footage of said Premises by 7,000 rentable square feet as shown on "Exhibit A" attached hereto and incorporated herein by reference as the "Expansion Space".

     D.  Tenant and Landlord have agreed to extend the Term of the Lease.

     NOW, THEREFORE, Landlord and Tenant hereby agree that the Summary of Basic Lease Terms is amended as follows:

          1.  Premises:  Section D is hereby amended to provide for the
              --------
Expansion Space of 7,000 square feet at 2350 Bering Drive ("2350 Bering"), plus Tenant's original space consisting of 19,786 square feet at 2380 Bering Drive ("2380 Bering"), for a total of 26,786 square feet in San Jose, California.

          2.  Building: Section F is hereby amended to read that the Building at
              --------
2380- 2390 Bering Drive ("Building C") containing the 2380 Bering portion of the Premises consists of a total of 27,488 square feet, and the building at 2340-2350 Bering Drive ("Building E") containing the 2350 Bering portion of the Premises consist of a total of 24,888 square feet.

          3.  Tenant's Share: Section G is hereby amended to mean seventy one
              --------------
and 98/100 percent (71.98%) for the 2380 Bering portion of the Premises, and twenty seven and 04% (27.04%) for the 2350 Bering portion of the Premises.

          4.  Tenant's Allocated Parking Stalls: Section H is hereby amended to
              ---------------------------------
mean 103 stalls of which Tenant may use two (2) stalls for the installation of its generator and one (1) stall for the new door access at the 2350 Bering portion of the Premises.

          5.  Lease Term: Section J is hereby amended to provide that the Lease
              ----------
Term shall be for a period of five (5) years after the Commencement Date (plus the partial month following the Commencement Date if such date is not the first day of a month.).

          6.  Base Monthly Rent: Commencing on the Commencement Date Section K
              -----------------
is hereby amended to provide for the Base Monthly Rent as follows:

               A.  For the 2380 Bering portion of the Premises:

                     From the Commencement Date
                     through January 31, 1997 $14,839.50 per month

                     From February 1, 1997
                     through January 31, 1999 $16,224.52 per month

                     From February 1, 1999
                     through Month 60  $16,818.10 per month

Page Two

               B.  For the 2350 Bering
                   portion of the Premises.
                   Months 1 - 30:     $5,950.00 per month
                   months 31 - 60:    $6,650.00 per month

          7.  Security Deposit: Section M is hereby amended to provide for an
              ----------------
increase in the Security Deposit of $7,244.00 which Tenant has provided Landlord upon signature hereon, for a total of $23,468.52.

          8.  Retained Real Estate Brokers:  Section S is amended to provide
              ----------------------------
that Tenant warrants that it has not been represented by or had any dealings with any real estate broker, salesman, or agent in regard to the transaction represented by this Amendment, or incurred any obligations for the payment of brokerage commissions or finder's fees which would be earned or become due and payable by reason of the execution of this Lease Amendment and/or the underlying transaction, and no brokerage commissions or finder's fees are due in regard to the transaction. Tenant will hold Landlord harmless and indemnify Landlord against any claim loss, or damage, including reasonable attorney's fees, in regard to a brokerage commission or finder's fee claim by a broker or finder under contract with or working with Tenant.

          9.  Commencement Date: The Commencement Date of the Lease Term shall
              -----------------
be upon Substantial Completion of the interior improvements as defined in paragraph 2D of Exhibit B to this Amendment.

          10.  Construction of Improvements:  Prior to the Commencement Date,
               ----------------------------
Landlord shall construct certain improvements that shall become part of the Expansion Space in accordance with the terms of Exhibit B and C to this Amendment.

          11.  Tenant Improvement Allowance:   The term "Tenant Improvement
               ----------------------------
Allowance" shall mean the maximum amount Landlord is required to spend toward the payment of Interior Improvement Costs for all Interior Improvements constructed in the Expansion Space which amount is $70,000.00 (i.e. $10.00 per square foot for Tenant's Gross Leasable Area within the entire Expansion Space).

          12.  HVAC Warranty: Landlord shall provide the HVAC system within the
               -------------
Expansion Space in good working condition as of the Commencement Date. Additionally, subject to Tenants obligation to maintain the HVAC system as provided for in Article 6 of the Lease, Landlord shall pay for the cost of repair or replacement of any HVAC component within the Expansion Space during the first three (3) months after the Commencement Date.

          13. Except as expressly set forth in this Amendment, all terms and conditions of the Lease remain in full force and effect.

Page Three

     IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to be effective as of the date first set forth above.


LANDLORD:                                       TENANT:


ORCHARD INVESTMENT COMPANY                      PERICOM SEMICONDUCTOR CORP.
NUMBER 510                                      a California Corporation
a California general partnership


By: NELO, a California general partnership      By: /s/ Patrick B. Brennan
                                                    -------------------------
By: New England Mutual                          Patrick B. Brennan VP Finance
    Life Insurance Company                      -----------------------------
    a Massachusetts corporation,                   [Print Name and Title]
    a general partner

By: Copley Real Estate Advisors, Inc.
    asset manager and advisor
    hereunto duly authorized


By: /s/ Thomas J. Lunny
    --------------------------
Date: 2/8/96                   Date: 2/6/96
      ------                         ------

                         [LOGO OF ORCHARD PROPERTIES]

                       [MAP OF BUILDING E EXPANSION SPACE]




                                   EXHIBIT A

                                   EXHIBIT B

                         INTERIOR IMPROVEMENT AGREEMENT
                         ------------------------------

     THIS IMPROVEMENT AGREEMENT is made part of that Lease dated February 5, 1996, (the "Lease") by and between ORCHARD INVESTMENT COMPANY NUMBER 510, ("Landlord"), and PERICOM SEMICONDUCTOR CORPORATION, ("Tenant"). Landlord and Tenant agree that the following terms are part of the Lease:

     1.  Purpose of Improvement Agreement:   The purpose of this Improvement
         --------------------------------
Agreement is to set forth the rights and obligations of Landlord and Tenant with respect to the construction of Interior Improvements within the Expansion Space prior to the Commencement Date.

     2.  Definitions: As used in this Interior Improvement Agreement, the
         -----------
following terms shall have the following meanings, and terms which are not defined below, but which are defined in the Lease and which are used in this Interior Improvement Agreement, shall have the meanings ascribed to them by the
Lease:

          A.  Approved Specifications: The term "Approved Specifications" shall
              -----------------------
mean those specifications for the Interior Improvements to be constructed by Landlord which are described by Exhibit "C" to the Lease.
                                -----------

          B.  Interior Improvements: The term "Interior Improvements" shall mean
              ---------------------
all interior improvements to be constructed by Landlord in accordance with the Approved Specifications (e.g., HVAC equipment and distribution, transformer and power distribution, partitions, floor, wall, and window covering, lighting fixtures).

          C.  Interior Improvement Costs: The term "Interior Improvement Costs"
              --------------------------
shall mean the following: (i) the total amount due pursuant to the general construction contract entered into by Landlord to construct the Interior Improvements; (ii) the cost of all governmental approvals required as a condition to the construction of the Interior Improvements (including all construction taxes imposed by the City of San Jose) in connection with the issuance of a building permit for the Interior Improvements; (iii) all utility connection or use fees; (iv) fees of architects or engineers for services rendered in connection with the design and construction of the Interior Improvements; and (v) the cost of payment and performance bonds obtained by Landlord or Prime Contractor to assure completion of the Interior Improvement. The parties acknowledge that the City of San Jose imposes certain taxes as a condition to the issuance of building permits in certain circumstances, including the "Building and Structure Construction Tax" imposed by Chapter 4.46 of the City of San Jose Municipal Code (the "BSC Tax") and the "Commercial-Residential-Mobile Home Park Building Tax" imposed by Chapter 4.47 of the City of San Jose Municipal Code (the "CRM Tax"). The parties further acknowledge that the rate for these two taxes is higher for a structure designed or intended to be used for "industrial purposes". However, the parties acknowledge and agree that (i) an additional BSC Tax will be due upon the issuance of a building permit for all Interior Improvements if the City of San Jose determines that the Interior Improvements are intended for "industrial purposes" or (ii) a BSC Tax and a CRM Tax based on the value of the Interior Improvements, plus an additional BSC Tax and a CRM Tax based on the value of the shell, will be due if the City of San Jose determines that the Building is intended for "commercial purposes", and (iii) any of such taxes that must be paid in order to obtain building permits for the Interior Improvements shall be "Interior Improvement Costs".

          D.  Substantial Completion and  Substantially Complete:   The terms
              --------------------------------------------------
"Substantial Completion" and "Substantially Complete" shall each mean the date when all of the following have occurred with respect to the Interior Improvements in question: (i) the construction of the Interior Improvements in question has been substantially completed in accordance with the requirements of this Lease; (ii) the architect responsible for preparing the plans shall have executed a certificate or statement representing that the Interior Improvements in question have been substantially completed in accordance with the plans and specifications therefor; and (iii) the Building Department of the City of San Jose has completed its final inspection of such improvements and has "signed off" the building inspection card approving such work as complete.

Page Two

     3.  Schedule of Performance:  Set forth in this paragraph is a schedule of
         -----------------------
certain critical dates relating to Landlord's and Tenant's respective obligations regarding the construction of the Interior Improvements (the "Schedule of Performance"). Landlord and Tenant shall each be obligated to use reasonable efforts to perform their respective obligations within the time periods set forth in the Schedule of Performance and elsewhere in this Interior Improvement Agreement. The Schedule of Performance is as follows:


           Action                                          Responsible
           Items                   Due Date                   Party
        ------------   ---------------------------------   -----------

A.      Delivery to    Prior to Lease                      Tenant
        Landlord of    Execution
        Tenant's
        Interior
        Requirements

B.      Delivery to    Within five (5) business days       Landlord
        Tenant of      after delivery to Landlord of
        Preliminary    conceptual plans for the Interior
        Interior       Improvements.
        Improvement
        Plans

C.      Approval by    Within three (3) business           Tenant
        Tenant of      days after Tenant receives
        Preliminary    Preliminary interior Plans.
        Interior
        Plans

D.      Delivery to    Within ten (10) business            Landlord
        Tenant of      days after approval of the
        Final          Preliminary Interior Plans
        Interior
        Plans

E.      Approval by    Within two (2) days after Tenant    Tenant
        Tenant of      receives Final Interior Plans
        Final
        Interior
        Plans

F.      Commence-      Within five (5) days after          Landlord
        ment of        issuance of all necessary
        construction   governmental approvals
        of Interior
        Improvement

G.      Substantial    Within thirty (30) days after       Landlord
        Completion     issuance of building permit for
        of Interior    tile Interior Improvements
        Improvements

     4.  Construction of Interior Improvements:  Landlord shall, at its sole
         -------------------------------------
cost and expense, construct the Interior Improvements in accordance with the following:

Page Three

          A.  Development and Approval of Preliminary Interior Plans: On or
              ------------------------------------------------------
before the due date specified in the Schedule of Performance, Tenant shall deliver to Landlord a proposed floor plan identifying its requirements for the Interior Improvements that is consistent with the Approved Specifications ("Tenant's Interior Requirements"). On or before the due date specified in the Schedule of Performance, Landlord shall and deliver to Tenant for its review and approval preliminary plans for the Interior Improvements which are consistent with and conform to Tenant's Interior Requirements and the Approved Specifications (the "Preliminary Interior Plans"). On or before the due date specified in the Schedule of Performance, Tenant shall either approve such plans or notify Landlord in writing of its specific objections to the Preliminary Interior Plans. If Tenant so objects, Landlord shall revise the Preliminary Interior Plans to address such objections in a manner consistent with the parameters for the Interior improvements set forth in this improvement Agreement and the Approved Specifications and shall resubmit such revised Preliminary Interior Plans as soon as reasonably practicable to Tenant for its approval. When such revised Preliminary Interior Plans are resubmitted to Tenant, it shall either approve such plans or notify Landlord of any further objections in writing within two (2) business days after receipt thereof. If Tenant has further objections to the revised Preliminary Interior Plans, the parties shall meet and confer to develop Preliminary Interior Plans that are acceptable to both Landlord and Tenant within five(5) business days after Tenant has notified Landlord of its second set of objections. In the event Tenant and Landlord do not resolve all of Tenant's objections within such five (5) business day period, Landlord and Tenant shall immediately cause Landlord's architect to meet and confer with Tenant's architect or construction consultant, who shall apply the standards set forth in this Improvement Agreement to resolve Tenant's objections and incorporate such resolution into the Preliminary Interior Plans, which process Landlord and Tenant shall cause to be completed within five (5) business days after the conclusion of the five (5) business day period referred to in the immediately preceding sentence.

          B.  Development and Approval of Final Interior Plans: Once the
              ------------------------------------------------
Preliminary Interior Plans have been approved by Landlord and Tenant (including all changes made to resolve Tenant's objections approved by Landlord's architect and Tenant's architect or construction consultant pursuant to subparagraph 4A), Landlord shall complete and submit to Tenant for its approval final working drawings for the Interior Improvements by the due date specified in the Schedule of performance. Tenant shall approve the final plans for the Interior Improvements or notify Landlord in writing of its specific objections by the due date specified in the Schedule of Performance. If Tenant so objects, the parties shall confer and reach agreement upon final working drawings for the Interior Improvements within five (5) business days after Tenant has notified Landlord of its objections. In the event Tenant and Landlord do not resolve all of Tenant's objections within such five (5) business day period, Landlord and Tenant shall immediately cause Landlord's architect to meet and confer with Tenant's architect or construction consultant, who shall apply the standards set forth in the Improvement Agreement to resolve Tenant's objections and incorporate such resolution into the Final Interior Plans, which process Landlord and Tenant shall cause to be completed within five (5) business days after the conclusion of the five (5) business day period referred to in the immediately preceding sentence. The final working drawings so approved by Landlord and Tenant (including all changes made to resolve Tenant's objections approved by Landlord's architect and Tenant's architect or construction consultant) are referred to herein as the "Final Interior Plans".

          C.  Building Permit: As soon as the Final Interior Plans have been
              ---------------
approved by Landlord and Tenant, Landlord shall apply for a building permit for the Interior Improvements, and shall diligently prosecute to completion such approval process.

          D.  Construction Contract: Landlord and Tenant shall cooperate to
              ---------------------
cause the Interior Improvements to be constructed by a general contractor who is engaged by Landlord in accordance with whichever of the procedures set forth in either subparagraph 4D (1) or 4D (2) hereof that is approved by Landlord and Tenant; provided, however, that if Landlord and Tenant do not agree on which method to use for selecting the general contractor and awarding the construction contact within five (5) days after either party requests the other to approve one of the two methods set forth herein, then the general contractor shall be selected and the general construction contract awarded in accordance within the provisions of subparagraph 4D (1) hereof.

Page Four

          (1) The job of constructing the Interior Improvements shall be offered for "competitive bid", on a fixed price basis, to three (3) general contractors selected by Landlord and approved by Tenant. The construction contract shall be awarded to the bidder submitting the lowest bid for the job. Landlord shall submit to Tenant a list of general contractors acceptable to Landlord to whom the job may be bid, and Tenant shall notify Landlord within three (3) business clays after receipt of such list of its objection to any proposed contractor. days failure to object within such period of time shall be deemed to be its approval of all bidders on the list so submitted by Landlord. If the lowest bid resulting from such competitive bidding process indicates that the Interior Improvement Costs will exceed $70,000.00 Dollars ($10.00 per gross leasable square foot of the Expansion Space), Landlord shall promptly notify Tenant, in writing, to that effect, and Tenant shall have the right to propose modifications to the Final Interior Plans within five (5) business days after Tenant's receipt of Landlord's notice, subject to Landlord's approval of such changes, for the purpose of reducing the Interior Improvement costs. Such revision of the final Interior Plans shall be completed as expeditiously as possible; provided, however, that (i) the job shall nonetheless be awarded to the low bidder whose price shall be adjusted based upon the changes requested by Tenant and approved by Landlord made to the Final Interior Plans; and (ii) if Tenant should choose to exercise its right to modify the final Interior Plans for the purpose of reducing the Interior Improvement costs, any delay resulting from the failure by Tenant to timely exercise its right to do so shall be a delay caused by Tenant for purposes of paragraph 7 hereof.

          (2) The Interior Improvements may be constructed pursuant to a "cost plus" construction contract awarded to a general contractor selected by Landlord and approved by Tenant. Landlord shall submit to Tenant Landlord's recommendation of the general contractor and the terms of the "cost plus" construction contract for the Interior Improvements for Tenant's approval, which shall be deemed given if objection is not made by Tenant within two (2) business days after receipt of such proposal from Landlord. If this method of awarding the construction contract is selected, the general construction contract shall provide that all major subcontractors for the Interior Improvements shall be chosen by a competitive bid process where (i) Tenant shall have the right to approve subcontractors who bid on specific parts of the job, and (ii) Tenant shall have the right to cause a major subcontract to rebid if Tenant does not approve the low bid, if such low bid would cause the total Interior Improvement Costs to exceed $70,000.00 Dollars ($10.00 per square foot of gross leasable area within buildings that are part of the Expansion Space), and requests that changes be made to the Final Interior Plans (subject to Landlord's approval) for the purpose of lowering the total Interior Improvement Costs to a level that does not exceed $70,000.00 Dollars ($10.00 per square foot of gross leasable area within the buildings that are part of the Expansion Space). Delays caused by any modifications to the Final Interior Plans and rebidding requested by Tenant shall be deemed delays caused by Tenant for purposes of paragraph 7 hereof.

          (3) Landlord and Tenant shall use their best efforts to approve the general contractor and all subcontractors so that the construction contract may be executed as soon as possible.

      E.  Commencement of Interior Improvements:  On or before the due date
          -------------------------------------
specified in the Schedule of Performance, Landlord shall commence construction for the Interior Improvements and shall diligently prosecute such construction to completion, using all reasonable efforts to achieve Substantial Completion of the Interior Improvements by the due date specified in the Schedule of performance.

     5.  Payment of Interior Improvement Costs:  Landlord and Tenant shall have
         -------------------------------------
the following obligations with respect to the payment of Interior Improvement
Costs:

Page Five

          A. Landlord shall be obligated to pay an amount equal to the Tenant Improvement Allowance as provided for in Paragraph 11 of the First Amendment To Lease for the Payment of Interior Improvement costs. If the total of Interior Improvement Costs exceeds the amount of Landlord's required contribution, Tenant shall be obligated to pay the entire amount of such excess. If Tenant becomes obligated to contribute toward paying Interior Improvement Costs pursuant to this subparagraph 5A, then Landlord shall estimate the amount of such excess prior to commencing construction of the Interior Improvements and Tenant shall pay to Landlord a proportionate share of each progress payment due to the general contractor which bears the same relationship to the total amount of the progress payment in question as the amount Tenant is obligated to contribute to the payment of Interior Improvement Costs bears to the total estimated Interior Improvement Costs. Tenant shall pay Tenant's share of any progress payment to Landlord within five (5) business days after receipt of a statement therefor from landlord. At the time the final accounting is rendered by Landlord pursuant to subparagraph 5C hereof, there shall be an adjustment between Landlord and Tenant such that each shall only be required to contribute to the payment of Interior Improvement Costs in accordance with the obligations set forth in this subparagraph 5A, which adjustment shall be made within five (5) days after Landlord notifies Tenant of the required adjustment. If Tenant is required to make a payment to Landlord, Tenant shall make such payment even if Tenant elects to audit the statement submitted by Landlord pursuant to subparagraph 5C. In the event Tenant's audit discloses that an overpayment or underpayment was made by Tenant, there shall be an adjustment between Landlord and Tenant as soon as reasonably practicable such that each shall only be required to contribute to the payment of costs in accordance with the obligations set forth in this subparagraph 5A.

          B. If Tenant fails to pay any amount when due pursuant to this paragraph 5, then (i) Landlord may (but without the obligation to do so) advance such funds on Tenant's behalf, and Tenant shall be obligated to reimburse Landlord for the amount of funds so advanced on its behalf, and (ii) Tenant shall be liable for the payment of a late charge and interest in the same manner as if Tenant had failed to pay Base Monthly Rent when due as described in paragraph 3.4 of the Lease. Any amounts paid to Landlord by Tenant pursuant to this subparagraph shall be held by Landlord as Tenant's agent, for disbursal to the general contractor in payment for work costing in excess of Landlord's required contribution.

          C. When the Interior Improvements are Substantially Completed, Landlord shall submit to Tenant a final and detailed accounting of all Interior Improvement Costs paid by Landlord, certified as true and correct by Landlord's financial officers. Tenant shall have the right to audit the books, records, and supporting documents of Landlord to the extent necessary to determine the accuracy of such accounting during normal business hours after giving Landlord at least two (2) days prior written notice. Tenant shall bear the cost of such audit, unless such audit discloses that Landlord has overstated the total of such costs by more than two percent (2%) of the actual amount of such costs, in which event Landlord shall pay the cost of Tenant's audit. Any such audit must be conducted, if at all, within ninety (90) days after Landlord delivers such accounting to Tenant.

     6.  Changes to Approved Plans: Once the Final Interior Plans have been
         -------------------------
approved by Landlord and Tenant, neither shall have the right to order extra work or change orders with respect to the construction of the Interior Improvements without the prior written consent of the other. All extra work or change orders requested by either Landlord or Tenant shall be made in writing, shall specify any added or reduced cost and/or construction time resulting therefrom, and shall become effective and a part of the Final Interior Plans once approved in writing by both parties. If a change order requested by Tenant results in an increase in the cost of constructing the Interior Improvements, Tenant shall pay the amount of such increase caused by the change order requested by Tenant at the time the change order is approved by both Landlord and Tenant if and to the extent such change order causes the Interior Improvement Costs to exceed Landlord's required contribution thereto described in subparagraph 5A. If a change order results in an increase in the amount of construction time needed by Landlord to complete the Interior Improvements, paragraph 7 hereof may apply.

Page Six

     7.  Delay in Completion Caused by Tenant: The parties hereto acknowledge
         ------------------------------------
that the date on which Tenant's obligation to pay the Base Monthly Rent and the Additional Rent would otherwise commence may be delayed because of (i) Tenant's failure to submit necessary information to Landlord when required, (ii) Tenant's failure to promptly review and approve the plans for the Interior Improvements in accordance with the Schedule for Performance, (iii) any act by Tenant which interferes with or delays the completion of the plans for the Interior Improvements or Landlord's construction work, (iv) change orders requested by Tenant and approved by Landlord, or (v) special materials or equipment ordered or specified by Tenant that cannot be obtained by Landlord at normal cost within a reasonable period of time because of limited availability. It is the intent of the parties hereto that the commencement of Tenant's obligation to pay the Base Monthly Rent and all Additional Rent not be delayed by any of such causes or by any other act of Tenant, and in the event it is so delayed, Tenant's obligation to pay the base Monthly Rent and all Additional Rent shall commence as of the date it would otherwise have commenced absent delay caused by Tenant, provided that within a reasonable period of time after learning of the occurrence of the cause of any such delay, Landlord notifies Tenant in writing of the fact that such delay has occurred and the known or anticipated extent of any such delay.

     8.  Delivery of Possession, Punch List, and Acceptance Agreement: As soon
         ------------------------------------------------------------
as the Interior Improvements are Substantially Completed, Landlord and Tenant shall together walk through the Expansion Space and inspect all Interior Improvements so completed, using reasonable efforts to discover all uncompleted or defective construction in the Interior Improvements. After such inspection has been completed, each party shall sign an acceptance agreement in the form attached to the Lease as Exhibit "D", which shall (i) include a list of all
                         -----------
"punch list" items which the parties agree are to be corrected by Landlord and
(ii) shall state the Commencement Date and the initial Base Monthly Rent. As soon as such inspection has been completed and such acceptance agreement executed, Landlord shall deliver possession of the Expansion Space to Tenant. Landlord shall use reasonable efforts to complete and/or repair such "punch list" items within thirty (30) days after executing the acceptance agreement. Landlord shall have no obligation to deliver possession of the Expansion Space to Tenant until such procedures regarding the preparation of a punch list and the execution of the acceptance agreement have been completed. Tenant's taking possession of any part of the Expansion Space shall be deemed to be an acceptance by Tenant of Landlord's work of improvement in such part as complete and in accordance with the terms of the Lease except for the punch list items noted and latent defects that could not reasonably have been discovered by Tenant during its inspection of the Interior Improvements prior to completion of the acceptance agreement. Notwithstanding anything contained herein, Tenant's obligation to pay the Base Monthly Rent and Additional Rent shall commence as provided in the Lease, regardless of whether Tenant completes such inspection or executes such acceptance agreement.

     9.  Standard of Construction and Warranty:  Landlord here by warrants that
         -------------------------------------
the Interior Improvements shall be constructed substantially in accordance with the Final Interior Plans (as modified by change orders approved by Landlord and Tenant), all Private Restrictions and all Laws, in a good and workmanlike manner, and all materials and equipment furnished shall conform to such final plans and shall be new and otherwise of good quality. The foregoing warranty shall be subject to, and limited by, the following:

          A. Once Landlord is notified in writing of any breach of the above-described warranty, Landlord shall promptly commence the cure of such breach and complete such cure with diligence at Landlord's sole cost and expense.

          B. Landlord's liability pursuant to such warranty shall be limited to the cost of correcting the defect or other matter in question. In no event shall Landlord be liable to Tenant for any damages or liability incurred by Tenant as a result of such defect or other matter, including without limitation damages resulting from any loss of business by Tenant or other consequential damages.

Page Seven

          C. Notwithstanding anything contained herein, Landlord shall not be liable for any defect in design, construction, or equipment furnished which is discovered and of which Landlord receives written notice from Tenant after the first (1st) anniversary of the recordation of a notice of completion for the work of improvement affected by the defect.

          D. With respect to defects for which Landlord is not responsible pursuant to subparagraph 9C, Tenant shall have the benefit of any construction or equipment warranties existing in favor of Landlord that would assist Tenant in correcting such defect and in discharging its obligations regarding the repair and maintenance of the Expansion Space. Upon request by Tenant, Landlord shall inform Tenant of all written construction and equipment warranties existing in favor of Landlord which affect the Interior Improvements. Landlord shall cooperate with Tenant in enforcing such warranties and in bringing any suit that may be necessary to enforce liability with regard to any defect for which Landlord is not responsible pursuant to this paragraph so long as Tenant pays all costs reasonably incurred by Landlord in so acting.

          E. Landlord makes no other express or implied warranty with respect to the design, construction or operation of the Interior Improvements except as set that forth in this paragraph.

     10.  Condition to Landlord's Performance: Landlord's obligations under the
          -----------------------------------
Lease are subject to the satisfaction or waiver of the condition that Landlord obtain all building permits and other governmental approvals required in order to commence construction of the Interior Improvements by the due dates specified in the Schedule of Performance. If such condition is not satisfied or waived within the applicable time period, Landlord shall have the option of terminating the Lease; provided, however, that Landlord shall have the option to extend the time period for the satisfaction of such condition for a period of up to sixty
(60) days to enable Landlord to continue its efforts to cause such condition to be satisfied. If any such option to extend the time for satisfaction of this condition is exercised, (i) Landlord shall continue to use reasonable efforts to cause the condition to be satisfied; (ii) all other time periods contained in the Schedule of Performance which are impacted by such extension shall be appropriately adjusted; and (iii) such extension shall not constitute a delay caused by Tenant pursuant to paragraph 7 hereof, nor shall Landlord in any way be penalized for exercising such option to obtain additional time to cause the condition to be satisfied. If Landlord becomes entitled to and elects to so terminate the Lease, the Lease shall terminate on the date notice is so given to Tenant. Landlord shall be under an obligation of good faith to use all reasonable efforts to cause the condition to be satisfied.

     11.  Tenant's Right to Install Trade Fixtures: When the construction of the
          ----------------------------------------
Interior Improvements has proceeded to the point where Tenant's work of installing its fixtures and equipment in the Premises can be commenced in accordance with good construction practices, Landlord also shall notify Tenant to that effect and shall permit Tenant, and its authorized representatives and contractors, to have access to the Premises for the purpose of installing Tenant's trade fixtures and equipment. Any such installation work by Tenant, or its authorized representatives and contractors, shall be undertaken at their sole risk, free from rent, and upon the following conditions:

          A. If the entry into the Premises by Tenant, or its representatives or contractors, interferes with or delays Landlord's construction work, after twenty-four (24) hours notice of such fact to Tenant (i) Tenant shall cause the party responsible for such interference or delay to leave the Premises, or (ii) Tenant shall cause to be taken such steps as may be reasonably necessary in the Prime Contractor's opinion to alleviate such interference or delay;

          B. Any contractor used by Tenant in connection with such entry and installation shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, but which may be withheld if such contractor's entry on the Premises would interfere with Landlord's work;

Page Eight

          C. If Tenant's entry or installation causes any strike or other labor dispute which materially and adversely affects construction of the Premises, upon Landlord's demand Tenant shall withdraw its contractors and representatives from the Premises or take such other as Landlord shall deem appropriate to remedy the situation; and

          D. Tenant shall have such obligations tinder the Lease as are specified in paragraph 2.5 of the Lease (e.g., indemnification and insurance).

     12.  Effect of Agreement: In the event of any inconsistency between this
          -------------------
Improvement Agreement and the Lease, the terms of this Improvement Agreement shall prevail.

LANDLORD:                                       TENANT:


ORCHARD INVESTMENT COMPANY                      PERICOM SEMICONDUCTOR CORP.
NUMBER 510                                      a California Corporation
a California general partnership


By: NELO, a California general partnership      By: /s/ Patrick B. Brennan
                                                -----------------------------
                                                Patrick B. Brennan VP Finance
                                                -----------------------------
By: New England Mutual                             [Print Name and Title]
    Life Insurance Company
    a Massachusetts corporation,
    a general partner

By: Copley Real Estate Advisors, Inc.
    asset manager and advisor
    hereunto duly authorized


By: /s/ Thomas J. Lunny
    ---------------------

Date: 2/8/96             Date: 2/6/96
      ------                   ------

                                   EXHIBIT C

                            APPROVED SPECIFICATIONS

                         (To be added at a later date)